Exhibit 99.1

Bryn Mawr Bank Corporation

NASDAQ: BMTC

Third Quarter 2015 Conference Call

Prepared Remarks

October 23, 2015

8:30 A.M. (Eastern Time)

Operator:

Good morning ladies and gentlemen. My name is (___________). I will be your conference call operator today. At this time I would like to welcome everyone to Bryn Mawr Bank Corporation’s quarterly conference call.

All lines have been placed on mute to prevent any background noise. After the speaker remarks, there will be a question and answer period. If you would like to pose a question during this time, please press the star key and then the number 1 on your telephone keypad. If you would like to withdraw your question, press the star key and then the number 2. Thank you.

It is now my pleasure to turn the floor over to your host, David Takats, Senior Vice President of Finance. Sir, you may begin your conference.

David Takats:

Thank you, (_______), and thanks everyone for joining us today. I hope you had a chance to review our most recent press release. If you have not received our press release it is available on our Website at bmtc.com or by calling 610-581-4925.

Also on the call with us today are Frank Leto, President and CEO, Joe Keefer, our Chief Lending Officer, Gary Madeira, our Head of Wealth Management and Mike Harrington, our new Chief Financial Officer.

The archives of this conference call will be available at the Bryn Mawr Bank Corporation website or by calling 877-344-7529, referring to conference number 10072507. A replay will be available approximately one hour after this call concludes and will be accessible until 9:00 AM eastern time on Friday, November 6, 2015.

Before we begin, please be advised that during the course of this conference call, management may make forward-looking statements, which are not historical facts.

Please refer to the disclaimer labeled Forward Looking Statements and Safe Harbor in our earnings release for more information regarding what constitutes a forward looking statement. All forward-looking statements discussed during this call are based on Management’s current beliefs and assumptions, and speak only as of the date and time they are made. The Corporation does not undertake to update forward-looking statements. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, located on our website. I’d now like to turn the call over to Frank.

Frank Leto:

Thanks, David. I’d like to thank you all for joining our conference call today.

I hope you’ve had a chance to review our third quarter earnings release, which was issued yesterday after the market close. Net income for the quarter totaled $7.5 million, which was an increase of $1.0 million from the third quarter of last year. If we exclude merger costs and security gains, core earnings have increased by $1.1 million from last year.

As we saw in the second quarter of this year, loan growth continues to be excellent. Net portfolio loans grew by $75.5 million, or 3.5%, during the third quarter, with commercial mortgages, C&I loans and residential mortgages leading the way. It should be noted that the net growth in portfolio loans included $37.3 million of paydowns of acquired loans, bringing the actual growth in originated loans to $112.8 million for the quarter.

This growth in the loan portfolio was challenging, as our lending teams are constantly faced with fierce competition for market share, with other banks sometimes offering lower rates and/or “covenant-lite” loan terms. Our lenders pride themselves on their talent for winning bids based on relationships and the ability to offer efficient origination timelines tailored to fit their customer’s needs. Our credit quality continues to be excellent, with nonperforming loans as of September 30, 2015 comprising 55 basis points of total portfolio loans, down from 61 basis points at the end of 2014. We did experience an uptick in nonaccruals during the quarter, mainly related to a $1.9 million C&I loan which was classified as impaired; however we are working closely with the borrower and are optimistic that we will be able to resolve the issue before year-end.

On the non-interest income front, our wealth and insurance divisions continue to provide a reliable source of fee income, which, as we all know, is vital during this extended period of tightening interest margins. And while the downturn in the stock market during the third quarter had an impact on fees for wealth management services, our wealth officers are continuing to identify new opportunities for growth. The recent additions of two top loan officers to our Hershey wealth location has created synergies between the wealth and lending businesses, as the lenders develop relationships with existing wealth clients as well as introduce their books of loan customers to the wealth business.

Our two recent insurance acquisitions, operating together under the Powers Craft Parker and Beard name, continue to produce consistent levels of insurance revenues, with year to date insurance revenues topping $2.9 million, a nearly eight-fold increase from the same period in 2014.

In addition to these non-interest revenue strategies, the Corporation is constantly on the lookout for new opportunities as they arise. Management frequently evaluates various lift-out strategies in the lending arena, most recently successfully adding a team of seasoned lenders to form a subsidiary of the Bank which will specialize in non-traditional commercial real estate loans to small businesses throughout the country. The operations began on October 1st and we are optimistic that, although this new venture will require some time to ramp up originations, it will have a positive impact to our bottom line.

In regards to capital planning, as you all know, we completed a very successful sub debt offering in August, raising $30 million of 4.75% fixed-to-floating notes. The rate we achieved was one of the lowest at the time, and reflects the market’s confidence in the Corporation. The sub debt will serve to augment the Corporation’s Tier 2 capital, which will be impacted later this year by the termination of our corporate pension plan.

In August, we also announced a share repurchase program, in which we indicated our intention to repurchase 1.2 million shares of BMT stock, with the goal of increasing shareholder value and earnings per share. As of September 30, 2015, the Corporation had repurchased 554,500 shares under the program.

As I mentioned last quarter, a number recent improvements to our back-office and front-office systems will not only put us on the leading edge of banking technologies, it will also begin to improve efficiencies and will enable us to scale with future growth. These improvements, however, come at a cost, as the new systems are placed into service and their costs begin to amortize.

With regards to the Continental systems conversion, which is slated to be completed this weekend, redundant systems costs as well as staffing will be eliminated, as all of our branches will operate under the Bryn Mawr Trust banner. It will certainly be a very busy weekend for many members of our talented staff, and once we have crossed this hurdle, we expect to realize further cost savings related to the combined institutions.

For the past 90 consecutive quarters, we have paid dividends to our shareholders. We are very proud of this record and feel very fortunate to have the continued loyalty and support of our shareholders. Therefore, I am pleased to announce that on October 22, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.20 per share, payable on December 1, 2015 to shareholders of record as of November 3, 2015.

In summary:

We believe our business model is sound and that we are in an excellent position to take advantage of opportunities for continued profitable growth and strong performance. As we, along with other community banks, continue to be squeezed by tightening interest margins, we strive to identify new ways to diversify and expand our non-interest revenue streams. We continually evaluate acquisition opportunities as they arise, with a focus on quality and compatibility and believe we are poised for continued profitability and growth.

With that, we will open the lines for any questions.

Operator, would you please compile the Q&A roster?

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